Ex.28(h)(2)(d)

State Street Institutional Investment Trust

One Iron Street

Boston, MA 02210

SSGA Funds Management, Inc.

One Lincoln Street

Boston, MA 02111

December 31, 2020

Re: State Street Institutional Investment Trust (the “Institutional Trust”) Administration Agreement – Additional Fund/Series

Ladies and Gentlemen:

Reference is made to the Administration Agreement between SSGA Funds, State Street Master Funds and the Institutional Trust and SSGA Funds Management, Inc. (the “Administrator”) dated June 1, 2015 (the “Agreement”).

In accordance with Section 1, of the Agreement, the Institutional Trust hereby requests that the Administrator act as Administrator for the new Funds listed below under the terms of the Agreement. In connection with such request, the Institutional Trust hereby confirms to the Administrator, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement. The previous Schedule A is hereby deleted and replaced with the attached Schedule A.

New Funds

Fund	Effective Date
• State Street China Equity Select Fund	August 30, 2019
• State Street ESG Liquid Reserves Fund	July 2, 2019
• State Street Target Retirement 2065 Fund	February 20, 2020

Additionally, please be advised that the following funds were terminated and removed from Schedule A:

Fund	Effective Date
• State Street Global Value Spotlight Fund	December 28, 2018
• State Street European Value Spotlight Fund	December 31, 2018
• State Street Asia Pacific Value Spotlight Fund	December 31, 2018
• State Street U.S. Value Spotlight Fund	December 31, 2018
• State Street Disciplined International Equity Fund	December 31, 2018
• State Street Disciplined U.S. Equity Fund	December 31, 2018
• State Street Target Retirement 2015 Fund	March 27, 2020

Additionally, please be advised that the following funds are not operational and were removed from Schedule A:

Fund
• State Street Strategic Real Return Fund
• State Street MSCI Canada Index Fund
• State Street MSCI Japan Index Fund
• State Street MSCI Pacific ex Japan Index Fund

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Institutional Trust and retaining one for your records.

Sincerely,

STATE STREET INSTITUTIONAL INVESTMENT TRUST

By:	/s/ Bruce Rosenberg
Name:	Bruce Rosenberg
Title:	Treasurer, Duly Authorized

Agreed and Accepted:
SSGA FUNDS MANAGEMENT, INC.

By:	/s/ Ellen M Needham
Name:	Ellen M. Needham
Title:	President, Duly Authorized

ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s)

State Street Institutional Investment Trust

State Street Equity 500 Index Fund

State Street Aggregate Bond Index Fund

State Street Institutional Liquid Reserves Fund

State Street Institutional U.S. Government Money Market Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Global All Cap Equity ex-U.S. Index Fund (formerly, State Street Global Equity ex-U.S. Index Fund)

State Street Global All Cap Equity ex-U.S. Index Portfolio (formerly, State Street Global Equity ex-U.S. Index Portfolio)

State Street Target Retirement 2020 Fund

State Street Target Retirement 2025 Fund

State Street Target Retirement 2030 Fund

State Street Target Retirement 2035 Fund

State Street Target Retirement 2040 Fund

State Street Target Retirement 2045 Fund

State Street Target Retirement 2050 Fund

State Street Target Retirement 2055 Fund

State Street Target Retirement 2060 Fund

State Street Target Retirement 2065 Fund

State Street Target Retirement Fund

State Street Defensive Global Equity Fund (formerly, State Street Disciplined Global Equity Fund)

State Street Equity 500 Index II Portfolio

State Street Aggregate Bond Index Portfolio

State Street Hedged International Developed Equity Index Fund

State Street Small/Mid Cap Equity Index Portfolio

State Street Small/Mid Cap Equity Index Fund

State Street Emerging Markets Equity Index Fund

State Street International Value Spotlight Fund

State Street Treasury Obligations Money Market Fund

State Street China Equity Select Fund

State Street ESG Liquid Reserves Fund

[REDACTED]

3